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                                                                    Exhibit 23.6

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

   As independent petroleum consultants, we hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Santa Fe Energy Resources, Inc. of our report in Snyder Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to all references to our firm in such Prospectus.

                                      NETHERLAND, SEWELL & ASSOCIATES, INC.

                                      By:  /s/ Frederic D. Sewell
                                         --------------------------------------
                                          Frederic D. Sewell
                                          President

Dallas, Texas
January 29, 1999